EXHIBIT 10.6 FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT

FIRST AMENDMENT
OF
ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT OF ASSET PURCHASE AGREEMENT is entered into this 21ST day of May 1999 by and between Juina Mining Company, Inc., a Nevada corporation ("Buyer") and Mineracao Juina Mirim Ltda, a Brazilian company ("Seller") with respect to the following:

RECITALS

                A.      By the Asset Purchase Agreement dated November 7,
1997,
the Seller sold and the Buyer bought a 70% working interest in that certain mining concession with the mineral and mining rights to a 1,000 hectare parcel believed to contain diamond reserves, located in the District of Juina, State of
Mato Grosso, Brazil, known as Brazilian Department of Mineral Production File Number 866.787-85 (the "Property").

B.      The parties desire to amend that Asset Purchase Agreement.

                NOW, THEREFORE, in consideration of the mutual agreements herein and in light of the recitals stated above, the parties hereto agree as follows:
1.      Amendment of Article 1. Purchase and Sale of Assets.

Article 1. Is amended to read:

                1 . Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Seller, at the closing on November7, 1997, or on such earlier or later date as may be mutually agreed upon by the Buyer and the Seller ("Closing Date") a 70% Working Interest in the Property ("Acquired Assets"). For the purposes of this Agreement, Working
Interest is defined as a share of the gross profits derived from the revenue generated by the mining and selling of diamonds from the Property. Gross profits are the before tax revenues remaining from the sale of diamonds after deducting operating costs of goods sold, including all recovery and operating expenses. Gross profits exclude all exploration and development costs and all expenses occurring outside of Brazil, which expenses will be borne by Buyer.


Buyer:
JUINA MINING CORPORATION, A NEVADA CORPORATION
For its wholly owned subsidiary
JUINA MINING COMPANY, INC., A NEVADA
CORPORATION

By:

Date:

James McFadden, its Director
350 South Center Street
Reno, Nevada 89501
Facsimile Number (775) 786-2931
Telephone Number (775) 786-0225

Seller:
MINERACAO JUINA MIRIM, Ltda

By:

Date:

Nelson Ferreira De Matos, Director
Av. Nove de Maio I PCA Da Biblio
Juina, MT, Brazil 78320-000
Facsimile Number 011-55-65-566-1596
Telephone Number 011-55-65-566-3387